Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4/A of Puget Energy Inc. of our report dated March 4, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Seattle, Washington
March 25, 2011